                                    Exhibit 5

                               Opinion of Counsel

                         [Alston & Bird LLP Letterhead]

                                  May 26, 1999

JCC Holding Company
512 South Peters Street
New Orleans, Louisiana 70130

   Re:   Form S-8 Registration Statement of JCC Holding Company --
         JCC Holding Company 1998 Long-Term Incentive Plan
         JCC Holding Company 1999 Non-Employee Director Stock Option Plan

Ladies and Gentlemen:

         We have acted as counsel for JCC Holding Company, a Delaware corporation (the "Company"), in connection with the referenced Registration Statement on Form S-8 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, and covering 900,000 shares of the Company's Class A common stock, $0.01 par value ("Common Stock") that may be offered and sold pursuant to the grant and exercise of awards under the JCC Holding Company 1998 Long-Term Incentive Plan and the JCC Holding Company 1999 Non-Employee Director Stock Option Plan (the "Plans"). This Opinion Letter is rendered pursuant to Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K.

         In the capacity described above, we have considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records and documents of the Company, certificates of public officials and such other documents as we have deemed appropriate as a basis for the opinion hereinafter set forth.

         Based upon the foregoing, we are of the opinion that the shares of Common Stock to be issued upon the grant and exercise of awards pursuant the Plans have been duly authorized by all requisite action on the part of the Company and, when issued in accordance with the terms and conditions of the Plans, will be legally and validly issued, fully paid and nonassessable.

         This Opinion Letter is provided to you for your benefit and for the benefit of the Commission, in each case, solely with regard to the Registration Statement, may be relied upon by you and the Commission only in connection with the Registration Statement, and may not be relied upon by any other person or for any other purpose without our prior written consent.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement.


                              Sincerely,


                              ALSTON & BIRD LLP

                              By: /s/ Laura G. Thatcher
                                 --------------------------
                                  Laura G. Thatcher